                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin J. Reid and David Aldrich, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in- fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Signature                 Title                               Date
      ---------                 -----                               ----
/s/George S. Kariotis           Director                            October 17, 1995
--------------------------
George S. Kariotis

/s/Arthur Pappas                Director                            October 17, 1995
--------------------------
Arthur Pappas

/s/Martin J. Reid               Director, President and Chief       October 17, 1995
--------------------------
Martin J. Reid                  Executive Officer (Principal
                                Executive Officer)

/s/Raymond Shamie               Director                            October 17, 1995
--------------------------
Raymond Shamie

/s/Sidney Topol                 Director                            October 17, 1995
--------------------------
Sidney Topol

/s/David Aldrich                Senior Vice President and Chief     October 17, 1995
--------------------------
David Aldrich                   Financial Officer (Principal
                                Financial Officer)

/s/Paul E. Vincent              Controller (Principal               October 17, 1995
--------------------------
Paul E. Vincent                 Accounting Officer)